CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS: AMG GW&K MUNICIPAL ENHANCED YIELD FUND, AMG GW&K SMALL CAP CORE FUND, AMG GW&K MUNICIPAL BOND FUND, AMG GW&K SMALL CAP GROWTH FUND, AMG TIMESSQUARE EMERGING MARKETS SMALL CAP FUND, AMG RENAISSANCE LARGE CAP GROWTH FUND, AMG RENAISSANCE INTERNATIONAL EQUITY FUND, AMG YACKTMAN FOCUSED FUND, AMG YACKTMAN FUND, AMG YACKTMAN SPECIAL OPPORTUNITIES FUND AND AMG CHICAGO EQUITY PARTNERS SMALL CAP VALUE FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 10, 2017

/s/ Jeffrey T. Cerutti
Jeffrey T. Cerutti
Principal Executive Officer

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS: AMG GW&K MUNICIPAL ENHANCED YIELD FUND, AMG GW&K SMALL CAP CORE FUND, AMG GW&K MUNICIPAL BOND FUND, AMG GW&K SMALL CAP GROWTH FUND, AMG TIMESSQUARE EMERGING MARKETS SMALL CAP FUND, AMG RENAISSANCE LARGE CAP GROWTH FUND, AMG RENAISSANCE INTERNATIONAL EQUITY FUND, AMG YACKTMAN FOCUSED FUND, AMG YACKTMAN FUND, AMG YACKTMAN SPECIAL OPPORTUNITIES FUND AND AMG CHICAGO EQUITY PARTNERS SMALL CAP VALUE FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 10, 2017

/s/ Donald S. Rumery
Donald S. Rumery
Principal Financial Officer